Exhibit 99.1

Contacts:
For Kmart Holding Corporation	For Sears, Roebuck and Co.
Media Relations	Chris Brathwaite
(248) 463-1021	(847) 286-4681

Brunswick Group
(212) 333-3810

KMART AND SEARS COMPLETE MERGER TO FORM
SEARS HOLDINGS CORPORATION
New Stock – Ticker Symbol: SHLD – To Begin Trading on NASDAQ March 28

Troy, MI, and Hoffman Estates, IL, March 24, 2005 – Kmart Holding Corporation (NASDAQ: KMRT) and Sears, Roebuck and Co. (NYSE: S) announced today that they have completed the transaction announced on November 17, 2004 combining Sears and Kmart into a major new retail company named Sears Holdings Corporation. Sears Holdings is the nation’s third largest retailer, with approximately $55 billion in annual revenues and a national footprint of nearly 3,500 retail stores in the United States, including 2,350 full-line and off-mall stores, and 1,100 specialty retail stores.

     Starting March 28, 2005, Sears Holdings stock will be listed for trading on the Nasdaq National Market under the ticker symbol “SHLD.”

     Kmart and Sears shareholders each approved the combination at their special shareholder meetings held earlier today.

     Edward S. Lampert, chairman of Sears Holdings, said, “This new enterprise will seek to leverage the combined strengths of Sears and Kmart to create greater long-term value than either could have generated on a stand-alone basis. Sears Holdings plans to offer customers a new, more compelling shopping experience with a differentiated and expanded product range. We believe Sears Holdings has the potential to be a great company with a truly great retail business.”

     Alan J. Lacy, vice chairman and chief executive officer of Sears Holdings said, “This combination accelerates Sears’ off-mall strategy and gives customers a complete, convenient shopping solution. Shoppers will have greater access to the leading proprietary brands of both Kmart and Sears, along with financial services products and the industry’s leading service organization. With a national store base of nearly 3,500 stores, we expect to be able to leverage our scale and strategically grow the business.”

     Aylwin B. Lewis, president of Sears Holdings and chief executive officer of Kmart and Sears Retail, said, “With the close of the merger, we will focus on successfully executing the integration plan for Sears Holdings and building the foundation for a strong future. As we go forward, we will continue to count on the dedication and hard work of Sears and Kmart associates. The hallmarks of our new enterprise will continue to be performance and dedication to quality products and customer service, and we aim to instill these traits throughout our corporate culture.”

     Under the terms of the transaction, Kmart shareholders received one share of new Sears Holdings common stock for each Kmart share. Sears, Roebuck shareholders had the right to elect either $50.00 in cash or 0.5 of a share of Sears Holdings for each Sears, Roebuck share. Shareholder elections will be prorated to ensure that in the aggregate 55 percent of Sears, Roebuck shares are converted into Sears Holdings shares and 45 percent of Sears, Roebuck shares are converted into cash. Sears Holdings expects to announce preliminary proration calculations prior to the opening of the market on Monday, March 28, 2005.

     Sears Holdings, headquartered in Hoffman Estates, Ill., is the holding company for the Sears, Roebuck and Kmart businesses, which will continue to operate separately under their respective brand names. Kmart will continue to have a presence in Michigan.

     Sears Holdings is drawing on an accomplished group of leaders from both companies: Mr. Lampert serves as chairman of Sears Holdings; Mr. Lacy, vice chairman and chief executive officer of Sears Holdings; Mr. Lewis, president of Sears Holdings and chief executive officer of Kmart and Sears Retail; and William C. Crowley, executive vice president and chief financial officer of Sears Holdings.

     Messrs. Lampert, Lacy, Lewis and Crowley are joined on a 10-member Sears Holdings board of directors by Ann N. Reese, Founder and Executive Director of the Center for Adoption Policy Studies and former Chief Financial Officer of ITT Corp.; Steven T. Mnuchin, Chairman and Co-Chief Executive Officer of Dune Capital Management LP; Julian C. Day, former President and Chief Executive Officer of Kmart; Michael A. Miles, former Chairman of the Board and Chief Executive Officer of Philip Morris Companies Inc.; Donald J. Carty, former Chairman of the Board and Chief

Executive Officer of AMR Corporation and American Airlines, Inc.; and Thomas J. Tisch, Managing Partner of Four Partners, a private investment firm.

About Sears Holdings Corporation

     Sears Holdings Corporation is the nation’s third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada. For more information, visit Sears Holdings’ website at www.searshc.com.

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This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sears Holdings Corporation, Kmart Holding Corporation and Sears, Roebuck and Co., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Kmart’s and Sears, Roebuck’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Kmart and Sears, Roebuck stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; failure to quickly realize synergies and cost-savings from the transaction as a result of technical, logistical, competitive and other factors; disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; competitive conditions in retail and related services industries; changes in consumer confidence, tastes, preferences and spending; the availability and level of consumer debt; anticipated cash flow and the ability of Sears Holdings to maintain sufficient operating cash flow and liquidity; the successful execution of, and customer response to, strategic initiatives, including the full-line store strategy and the conversion and integration of the Kmart stores and other new store locations; the pace of growth in store locations, which may be higher or lower than anticipated; the possibility that new business and strategic options for one or more business segments will be identified, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; trade restrictions, tariffs, and other factors potentially affecting the ability to find qualified vendors and access products in an efficient manner; the ability to successfully implement initiatives to improve inventory management capabilities; anticipated cash flow; changes in interest rates; the outcome of pending legal proceedings and bankruptcy claims; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in any pension plans; volatility in financial markets; changes in debt ratings, credit spreads and cost of funds; the possibility of interruptions in systematically accessing the public debt markets; the impact of seasonal buying patterns, which are difficult to forecast with certainty; and general economic conditions and normal business uncertainty. These forward-looking statements speak only as of the time first made, and no undertaking has been made to update or revise them as more information becomes available. Additional factors that could cause Kmart’s and Sears, Roebuck’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Reports on Forms 10-K of Kmart and Sears, Roebuck filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

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